RESULTS OF THE SPECIAL MEETING OF
SHAREHOLDERS
OF FPA NEW INCOME, INC.

The Special Meeting of Shareholders of FPA New Income, Inc.
(the "Fund") was held on February 28, 2017 in Los Angeles,
California. The voting results for the proposals considered at the Special Meeting of Shareholders is as follows:

Proposal 1 - Approval of the Restatement of the Fund's
Fundamental Investment Objective. The shareholders of the
Fund approved the restatement of the Fund's fundamental investment objective in order to simplify and clarify the Fund's investment objective.

Proposal No 1.
Total Shares
Voted For:
Total Shares
Voted Against:
Total Shares
Abstained:
To approve the Restatement of the
Fund's Fundamental Investment
Objective
235,463,815
15,869,554
5,791,843

Proposal 2 - Approval of the Amendment or Elimination of the Fund's Fundamental Investment Restrictions. The shareholders of the Fund approved the amendment or elimination of sixteen of the Fund's fundamental investment restrictions.

Proposal No 2.
Total Shares
Voted For:
Total Shares
Voted Against:
Total Shares
Abstained:
To approve the Amendment or
Elimination of the Fundamental
Investment Restrictions Regarding:



2.A.  Borrowing and Senior Securities
232,479,449
18,044,562
6,601,196
2.B.  Concentration of Investments
233,168,242
17,447,039
6,509,924
2.C.  Making Loans
232,125,189
18,354,895
6,645,124
2.D.  Real Estate
232,879,655
17,706,724
6,538,828
2.E.  Commodities
232,034,758
18,112,539
6,977,908
2.F.  Underwriting Securities

232,407,242
18,069,921
6,648,042
To approve the Elimination of the
Fundamental Investment Restrictions
Regarding:



2.G.  Pledging, Mortgaging or
Hypothecating Fund Assets
227,516,360
22,774,379
6,843,463
2.H.  Investing More Than 5% in
Securities of One Issuer
231,907,810
18,569,690
6,647,705
2.I.  Time Deposits
233,303,799
17,047,249
6,774,160
2.J.  Margin Activities and Short
Selling
230,200,958
20,268,851
6,655,397
2.K.  Acquiring More Than 10% of
Any Class of Securities of an Issuer
225,736,071
22,763,677
8,625,455
2.L.  Writing and Selling Options
228,911,778
19,613,960
8,599,469
2.M.  Investments in Other Investment
Companies
229,967,339
20,402,914
6,754,953
2.N.  Investments for Control
225,559,774
24,748,552
6,816,882
2.O.  Unseasoned Companies
228,987,481
20,888,507
7,249,212
2.P.   Investments in which
Director/Officer is Invested
224,331,935
26,164,189
6,629,082